Exhibit 10.39
Amendment No. 2 to Amended and Restated Issuer Repurchase Plan Agreement
This Amendment No. 2 (this “Amendment”) to the Amended and Restated Issuer Repurchase Plan Agreement between SonicWALL, Inc., a California corporation (the “Company”) and RBC Dain Rauscher Inc. (the “Broker”) (the “Amended and Restated Agreement”) is entered into this 3rd day of November 2006. The purpose of this Amendment is to modify certain provisions of the Amended and Restated Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Amended and Restated Agreement.
Recitals
The Company previously established the Amended and Restated Agreement to repurchase shares of its common stock, par value $.01 per share (the “Stock”) in compliance with Rule 10b-18 (“Rule 10b-18”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The Board of Directors of the Company, at its regular meeting held on February 7, 2006, authorized an increase in the aggregate amount of purchases pursuant to this Amended and Restated Agreement and further authorized an extension of the term of the Amended and Restated Agreement;
The Company desires to continue its engagement of the Broker to effect repurchases of shares of the Stock in accordance with the Amended and Restated Agreement, as modified by this Amendment.
Agreement
Therefore, the Company and the Broker hereby agree to modify the Amended and Restated Agreement as follows:
1.	In Section 2(e), DELETE the language “(e) the date that the aggregate amount of purchases pursuant to this Agreement reaches Seventy Five Million Dollars ($75,000,000) ” and in lieu thereof INSERT the following, “(e) the date that the aggregate amount of purchases pursuant to this Amended and Restated Agreement reaches One Hundred Million Dollars ($100,000,000) ”

2.	In Section 2(g), DELETE the language “(g) Two (2) years after the public announcement by Company that its Board of Directors had approved an Issuer Repurchase Plan ” and in lieu thereof INSERT the following, “(g) Three (3) years after the public announcement by Company that its Board of Directors had approved an Issuer Repurchase Plan ”

3.	The Company represents that it is aware of no material nonpublic information regarding the Company or any of its securities (including the Stock) as of the date hereof.

4.	Except as specifically set forth in this Amendment, the Amended and Restated Agreement remains in full force and effect.

IN WITNESS WHEREOF, the undersigned have signed this Amendment as of the date first written above.

SonicWALL, Inc.

By	/s/ Frederick M. Gonzalez

Its: Vice President, General Counsel & Corporate Secretary

RBC Dain Rauscher Inc.

By	/s/ Andrew Jones

Its:	VP - Corporate & Executive Services